UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): January 22, 2003



                               TREZAC CORPORATION
               (Exact name of registrant as specified in charter)



          Texas                        0-25891                 76-0270330
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)



                 20500 Meeting Street, Boca Raton, Florida 33434
                    (Address of principal executive offices)


                                  561-558-0038
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Millagro SRL

On January 22, 2003, Trezac Corporation, a Texas corporation (the "Company"), entered into a stock purchase agreement (the "Agreement") with Millagro SRL, a Moldovan corporation, located in the former Soviet Republic ("Millagro") and the shareholders of Millagro (the "Millagro Shareholders"). The completion and closing of the Agreement is subject to an audit of Millagro's revenues and assets for fiscal year 2001 and audited financial statements for Millagro fiscal year 2002 that meet certain benchmarks. Pursuant to the terms of the Agreement (the "Acquisition"), the Company will acquire all of the issued and outstanding shares of capital stock of Millagro from the Millagro Shareholders in exchange for newly issued shares of the Company's common stock (the "Shares") valued in United States Dollars at two and a half (2.5) times Millagro's audited cash revenues for fiscal year 2001. The Company has placed 15,000,000 shares of the Company's common stock in escrow to cover the cost of the Acquisition. As part of the Acquisition, at the closing, the Company's Board of Directors will appoint Octavian Chiriac, Esper Gullatt, Jr., and Serguei Melnik as members of the Company's Board of Directors and Iurie Bordian as Chief Financial Officer and a member of the Company's Board of Directors.

Millagro is an agricultural company that grows, sells, and distributes staple foods, including cereal, corn, vegetables, wheat, and flour. Millagro's main business divisions are: 1) agroIndustrial; 2) agricultural development; 3) motor pool and equipment leasing; 4) swine and cattle cultivation; and 5) soy farming and processing. Millagro is working towards becoming Moldova's first "closed-cycle" production company where it owns the land, crops, processing facilities as well as the distribution channels for its soy products. The R&D facility works on agricultural growth, breeding operations and government approval of new sorts of seeds, including wheat, sunflower and grass cultivation.

The 15,000,000 shares of common stock placed in escrow pending the closing of the merger have not and will not be registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the Acquisition is a transaction not involving a public offering. All certificates evidencing the Shares bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

The amount of consideration paid to the Millagro Shareholders for Millagro was determined through arm's-length negotiations between these parties and the Company. Other than as disclosed herein, there are no material relationships between the Millagro Shareholders and the Company or any of its affiliates, any directors or officers of the Company, or any associate of such directors or officers.

On the date the Agreement was signed, the Company had 5,091,483 shares of its common stock issued and outstanding, not including the 15,000,000 placed in escrow pending the closing of the Acquisition.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)      Financial Statements of businesses acquired.

         Financial Statements of businesses acquired will be filed by amendment.

(b)      Proforma Financial Information.

         Proforma Financial Information will be filed by amendment.

(c)      Exhibits.

         10.1 Form of Stock Purchase Agreement entered into by and among, Trezac Corporation, Millagro SRL and the Shareholders of Millagro SRL, made as of the 22nd day of January, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     TREZAC CORPORATION




Date:  February 6, 2003                              /s/ PAUL TAYLOR
       --------------------                          ---------------------------
                                                         PAUL TAYLOR, President